Exhibit 10.4

FORESCOUT TECHNOLOGIES, Inc.
2017 EMPLOYEE STOCK PURCHASE PLAN
1.PURPOSE.
The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; an option granted under the Non‑423 Component will provide for substantially the same benefits as an option granted under the 423 Component, except that a Non‑423 Component option may include features necessary to comply with applicable non‑U.S. laws pursuant to rules, procedures, or sub‑plans adopted by the Administrator. Except as otherwise provided herein or by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.DEFINITIONS.
(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14 (Administration).
(b)“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non‑U.S. country or jurisdiction where options are, or will be, granted under the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, and (B) if the stockholders of the Company immediately before the change in ownership continue to retain, immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control; or
(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

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(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of the Board appointed in accordance with Section 14 (Administration) hereof.
(h)“Common Stock” means the common stock of the Company.
(i)“Company” means ForeScout Technologies, Inc., a Delaware corporation, or any successor thereto.
(j)“Compensation” means an Eligible Employee’s base straight time gross earnings (including 13th/14th month payments and similar concepts under local law) and payments for overtime and shift premium, but exclusive of payments for commissions, incentive compensation, bonuses, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)“Contributions” means the payroll deductions and contributions by other means that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

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(m)“Director” means a member of the Board.
(n)“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for Participants in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws with respect to the Participant’s participation in the Plan. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by U.S. Treasury Regulation Section 1.423‑2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering under the 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423‑2(e)(2)(ii).
(o)“Employer” means the employer of the applicable Eligible Employee(s).
(p)“Enrollment Date” means the first Trading Day of each Offering Period.
(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)“Exercise Date” means the last Trading Day of the Offering Period, provided that the first Exercise Date under the Plan will be the first Trading Day on or before May 20, 2018. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a) (Amendment or Termination), the Administrator, in its sole discretion, may determine that such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Offering Period.
(s)“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids

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and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator; or
(iv)For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the Registration Statement.
(t)“Fiscal Year” means the fiscal year of the Company.
(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(v)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4 (Offering Periods). For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423‑2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423‑2(a)(2) and (a)(3).
(w)“Offering Periods” means the consecutive periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, (i) commencing on the first Trading Day on or after May 20th and November 20th of each year and terminating on the first Trading Day on or after November 20th and May 20th, approximately six (6) months later; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date on which the U.S. Securities and Exchange Commission declares the Company’s Registration Statement effective and will end on the first Trading Day on or after May 20, 2018, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after May 20, 2018. The duration and timing of Offering Periods may be changed pursuant to Sections 4 (Offering Periods), 19 (Adjustments, Dissolution, Liquidation, Merger or Change in Control) and 20 (Amendment or Termination).
(x)“Parent” means a parent corporation, whether now or hereafter existing, as defined in Section 424(e) of the Code in relation to the Company.
(y)“Participant” means an Eligible Employee that participates in the Plan.
(z)“Plan” means this ForeScout Technologies, Inc. 2017 Employee Stock Purchase Plan.
(aa)“Purchase Period” means the period during an Offering Period and during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Purchase Periods, if any, will be for such duration as determined by the Administrator, commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.
(bb)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Laws) or pursuant to Sections 19 (Adjustments, Dissolution, Liquidation, Merger or Change in Control) and 20 Amendment or Termination).
(cc)    “Registration Statement” means the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock.

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(dd)    “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.
(ee)    “Section 409A” means Section 409A of the Code and the regulations and guidance thereunder, as may be amended or modified from time to time.
(ff)    “Subsidiary” means a “Subsidiary Corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code in relation to the Company.
(gg)    “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(hh)    “U.S. Treasury Regulations” means the U.S. Treasury regulations of the Code. Reference to a specific U.S. Treasury Regulation or Section of the Code will include such U.S. Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
3.ELIGIBILITY.
(a)First Offering Period. Any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period.
(b)Subsequent Offering Periods. Any Eligible Employee on a given Enrollment Date subsequent to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.
(c)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator has determined that participation of such Eligible Employees is not advisable or practicable.
(d)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.OFFERING PERIODS.
The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 20th and November 20th each year, or on such other date as the Administrator will determine; provided, however, that the first Offering Period under the Plan will commence with the first Trading Day on or after the date upon which the Company’s Registration Statement is declared effective by the U.S. Securities and Exchange Commission and end on the first Trading Day on or after May 20, 2018, and provided, further, that the second Offering Period under the Plan will commence on the first Trading Day on or after May 20, 2018. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates

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thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty‑seven (27) months.
5.PARTICIPATION.
(a)First Offering Period. An Eligible Employee will be enrolled at fifteen percent (15%) of his or her Compensation and will be entitled to continue to participate in the first Offering Period pursuant to Section 3(a) only if such individual submits a subscription agreement authorizing Contributions in a form determined by the Administrator (which may be similar to the forms attached hereto as Exhibit A) to the Company’s designated plan administrator (i) no earlier than the effective date of the Company’s Form S-8 registration statement with respect to the issuance of Common Stock under this Plan, and (ii) with respect to the first Offering Period, no later than ten (10) business days following the effective date of such Form S‑8 registration statement or such other period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement during the Enrollment Window will result in the automatic termination of such individual’s participation in the first Offering Period. For purposes of the first Offering Period under the Plan, any change to the Contributions pursuant to such individual’s first subscription agreement in accordance with the foregoing in this subsection (a) will not count toward the limitation to the changes in Contributions set forth in Section 6(e) below.
(b)Subsequent Offering Periods. An Eligible Employee may participate in the Plan pursuant to Section 3(b) (Subsequent Offering Periods) by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.
6.CONTRIBUTIONS.
(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted or required by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on each pay day during the Offering Period and prior to the Exercise Date (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions or other applicable Contributions made on such day applied to his or her account for the immediately following Offering Period or Purchase Period, as applicable). The Administrator, in its sole discretion, may permit or require all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Offering Period or Purchase Period, as applicable.
(b)A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 (Withdrawal) hereof.
(c)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day to have occurred before the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 (Withdrawal) hereof; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the end of the Enrollment Window.
(d)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(e)A Participant may discontinue his or her participation in the Plan as provided under Section 10 (Withdrawal). Unless otherwise determined by the Administrator, during an Offering Period, a Participant may decrease, but not increase, the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time. Any such decrease during an Offering Period requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior

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to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless the Participant’s participation is terminated as provided in Sections 10 (Withdrawal) or 11 (Termination of Employment). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in Contribution rate made pursuant to this Section 6(e) (Contributions) will be effective as of the first (1st) full payroll period following fifteen (15) calendar days after the date on which the change is made by the Participant (unless the Company, in its sole discretion, elects to process a given change in the Contribution rate more quickly or require more time for it to be effective).
(f)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) (Limitations) hereof (which generally limit participation in an Offering Period pursuant to certain Applicable Laws), the Administrator may decrease a Participant’s Contributions to zero percent (0%) at any time during an Offering Period (or Purchase Period, as applicable). Subject to Section 423(b)(8) of the Code and Section 3(d) (Limitations) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Offering Period (or Purchase Period, as applicable) scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 (Withdrawal).
(g)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow or require Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted or advisable under Applicable Laws, (ii) the Administrator determines that cash contributions are permissible for Participants participating in the 423 Component, or (iii) the Participants are participating in the Non‑423 Component.
(h)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding or payment on account obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).
7.GRANT OF OPTION. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Offering Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 19 (Adjustments, Dissolution, Liquidation, Merger or Change in Control)) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13 and in the subscription agreement. The Eligible Employee may accept the grant of such option (i) with respect to the first Offering Period by submitting a properly completed subscription agreement in accordance with the requirements of Section 5 on or before the last day of the Enrollment Window, and (ii) with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number

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of shares of Common Stock that Eligible Employees may purchase during each Offering Period (or Purchase Period, as applicable). Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10 (Withdrawl). The option will expire on the last day of the Offering Period.
8.EXERCISE OF OPTION.
(a)Unless a Participant withdraws from the Plan as provided in Section 10 (Withdrawl), his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Offering Period (or Purchase Period, as applicable), subject to earlier withdrawal by the Participant as provided in Section 10 (Withdrawl). Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
(c)In its sole discretion, the Administrator may establish procedures that may allow a Participant to make an irrevocable election to make an immediate same-day sale of shares acquired on a given Exercise Date; provided, however, that any election under this Section 8(c) must be made during an open trading window under the rules and regulations for insider trading.
9.DELIVERY. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker, trustee or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying or other dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.WITHDRAWAL.
(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose

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(which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.TERMINATION OF EMPLOYMENT. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 (Designation of Beneficiary), and such Participant’s option will be automatically terminated. A Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code.
12.INTEREST. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Laws, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423‑2(f).
13.STOCK.
(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 (Adjustments, Dissolution, Liquidation, Merger or Change in Control) hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 800,000 shares of Common Stock.
(i)The number of Shares available for issuance under the Plan will be increased automatically (and, if the Administrator has not made a determination pursuant to clause (3) below by the date specified therein, then such clause (3) automatically will be disregarded with respect to such Fiscal Year), on the earlier of (x) the last day of the first fiscal quarter of the Company of, or (y) the date immediately following the date of the first regularly scheduled meeting of the Compensation Committee of the Board of Directors that occurs during, each Fiscal Year beginning with the 2018 Fiscal Year, in an amount equal to the least of:
1. 800,000 Shares,
2. 1% of the total number of shares of Common Stock outstanding on the last day of the immediately preceding Fiscal Year, and
3.a lower number of Shares determined by the Administrator, provided that such determination under this clause (3) will be made no later than the earlier of (x) the last day of the first fiscal quarter of the Company of, or (y) the date that the first regularly scheduled meeting of the Compensation Committee of the Board of Directors occurs during, the Fiscal Year in which such increase occurs.
(b)Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an

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unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the Participant’s name or, if so required under Applicable Laws, in the name of the Participant and his or her spouse.
14.ADMINISTRATION. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans and appendices to the enrollment agreement as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of this Plan, with the exception of Section 13(a) (Stock) hereof, but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of this Plan will govern the operation of such sub-plan or appendix). Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions and shares of Common Stock, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.DESIGNATION OF BENEFICIARY.
(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective, unless otherwise determined by the Administrator.
(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423‑2(f).

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16.TRANSFERABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 (Designation of Beneficiary)) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 (Withdrawl) hereof.
17.USE OF FUNDS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except to the extent Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party, provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423‑2(f). Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
18.REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
19.ADJUSTMENTS, DISSOLUTION, LIQUIDATION, MERGER OR CHANGE IN CONTROL.
(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of shares that may be delivered under the Plan, the Purchase Price per share, class and the number of shares covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 (Withdrawl) hereof.
(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 (Withdrawl) hereof.

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20.AMENDMENT OR TERMINATION.
(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19 (Adjustments, Dissolution, Liquidation, Merger or Change in Control)). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods and any Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)altering the Purchase Price for any Offering Period (or Purchase Period, as applicable) including an Offering Period (or Purchase Period, as applicable) underway at the time of the change in Purchase Price;
(iii)shortening any Offering Period (or Purchase Period, as applicable) by setting a New Exercise Date, including an Offering Period (or Purchase Period, as applicable) underway at the time of the Administrator action;
(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)reducing the maximum number of Shares a Participant may purchase during any Offering Period (or Purchase Period, as applicable).
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
21.NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Unless the Administrator determines otherwise, notices to the Company shall be to the Administrator or to the Company’s General Counsel. If to the Company’s General Counsel, notices may be delivered via email to generalcounsel@forescout.com, or by mail to the attention of the Company’s General Counsel at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California, 94134 USA.

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22.CONDITIONS UPON ISSUANCE OF SHARES. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.SECTION 409A. The 423 Component of the Plan is exempt from the application of Section 409A and any ambiguities herein will be interpreted to so be exempt from Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.
24.TERM OF PLAN. The Plan will become effective upon the later to occur of (a) its adoption by the Board or (b) the business day immediately prior to the Registration Date. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20 (Amendment or Termination).
25.STOCKHOLDER APPROVAL. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.GOVERNING LAW. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
27.NO RIGHT TO EMPLOYMENT. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Further, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.COMPLIANCE WITH APPLICABLE LAWS. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
30.AUTOMATIC TRANSFER TO LOWER PRICE OFFERING PERIOD.
To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such

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Offering Period, then all participants in such Offering Period will be withdrawn automatically from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in an immediately following Offering Period as of the first day thereof.
* * *

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EXHIBIT A
FORESCOUT TECHNOLOGIES, Inc.
2017 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

_____ Original Application                Offering Date:     ____________________
_____ Change in Payroll Deduction Rate

1.
____________________ hereby elects to participate in the ForeScout Technologies, Inc. 2017 Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan. Any capitalized terms not specifically defined in this Subscription Agreement will have the meaning ascribed to them under the Plan.

2.I hereby authorize payroll deductions from each paycheck in the amount of ______% of my Compensation on each payday (from 0 to fifteen percent (15%)) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)
3.I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.
4.I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.
5.Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of ______________________________ (Eligible Employee or Eligible Employee and Spouse only).
6.Unless the Company permits otherwise, shares of Common Stock purchased for me under the Plan will be issued to my brokerage account at [_____] (or other brokerage service designated by the Company from time to time) and will be held therein until I dispose of the Shares in a manner that would be considered a “disposition” for purposes of Code Section 424. By participating in the Plan, I agree to provide to the Company, through access to information under my brokerage account or otherwise, all applicable information necessary for the Company to maintain accurate records of any “disqualifying dispositions” of my shares of Common Stock for tax purposes and to enable the Company to satisfy any of its obligations relating to my participation in the Plan. I understand that if I am a U.S. taxpayer and I dispose of any shares received by me pursuant to an Offering under the Plan (and such event constitutes a “disposition” within the meaning of Code Section 424) within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one (1) year after the Exercise Date, I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. To the extent that the Company does not require the use of a designated broker as described above, I hereby agree to notify the Company in writing within thirty (30) days after the date of any disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year and one-(1) year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that

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such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.
7.Notwithstanding any provision of this Subscription Agreement, I understand that if I am working or resident in a country other than the U.S., my participation in the Plan also shall be subject to the Additional Terms and Conditions for Non-U.S. Participants set forth in Appendix A attached hereto and any special terms and conditions for my country set forth in Appendix B attached hereto. Further, I understand that if I relocate to one of the countries included in Appendix B, the special terms and conditions for such country will apply to me to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of this Subscription Agreement.
8.I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee ID Number:
Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:	Signature of Employee:

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APPENDIX A
FORESCOUT TECHNOLOGIES, INC.
2017 EMPLOYEE STOCK PURCHASE PLAN
ADDITIONAL TERMS AND CONDITIONS FOR NON-U.S. PARTICIPANTS
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the ForeScout Technologies, Inc. 2017 Employee Stock Purchase Plan
1.Terms of Plan Participation for Non-U.S. Participants. I understand that this Appendix A contains additional terms and conditions that, together with the Plan (including the Appendix to the Plan for Non-U.S. Employees) and the Subscription Agreement, govern my participation in the Plan if I am working or resident in a country other than the United States. I further understand that my participation in the Plan will also be subject to any terms and conditions for my country set forth in Appendix B attached hereto.
2.Conversion of Payroll Deductions. I understand that, if my payroll deductions or Contributions under the Plan are made in any currency other than U.S. dollars, such payroll deductions or Contributions will be converted to U.S. dollars on or prior to the Exercise Date using a prevailing exchange rate in effect at the time such conversion is performed, as determined by the Administrator. I understand and agree that none of the Company, the Employer nor any Parent, Subsidiary or Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. Dollar that may affect the value of the options granted to me under the Plan, or of any amounts due to me under the Plan or as a result of the subsequent sale of any shares of Common Stock acquired under the Plan.
3.Tax Obligations.
(a)I acknowledge that, regardless of any action taken by the Company or the Employer with respect to any or all income tax, social security, payroll tax, fringe benefit, or other tax-related items related to my participation in the Plan and legally applicable to me (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, I acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options under the Plan, including the grant or exercise of such options, the subsequent sale of shares of Common Stock acquired under the Plan and/or the receipt of any dividends on such shares, and (2) do not commit to and are under no obligation to structure the terms of the grant of options or any aspect of my participation in the Plan to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction between the Enrollment Date and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to the purchase of shares of Common Stock under the Plan or any other relevant taxable or tax withholding event, as applicable, I agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; or (2) withholding from proceeds of the sale of the shares of Common Stock purchased under the Plan either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization). Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case I will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

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(c)Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of my participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to purchase shares of Common Stock under the Plan on my behalf and/or refuse to issue or deliver the shares or the proceeds of the sale of shares if I fail to comply with my obligations in connection with the Tax-Related Items.
4.Nature of Grant. By electing to participate in the Plan, I acknowledge, understand and agree that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent provided for in the Plan;
(b)all decisions with respect to future grants of options under the Plan, if applicable, will be at the sole discretion of the Company;
(c)I am voluntarily participating in the Plan;
(d)the options granted under the Plan and the shares of Common Stock underlying such options are not intended to replace any pension rights or compensation;
(e)the options granted under the Plan and the shares of Common Stock underlying such options, and the income and value of same, are not part of my normal or expected compensation for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;
(f)the future value of the shares of Common Stock underlying the options granted under the Plan is unknown, indeterminable and cannot be predicted with certainty;
(g)the shares of Common Stock that I acquire under the Plan may increase or decrease in value, even below the Purchase Price;
(h)no claim or entitlement to compensation or damages shall arise from the forfeiture options granted to me under the Plan as a result of the termination of my status as an Eligible Employee (for any reason whatsoever, and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any);
(i)in the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that I am no longer actively employed by the Company or one of its Designated Companies and, in any event, will not be extended by any notice period mandated under the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any (e.g., active employment would not include a period of “garden leave” or similar period pursuant to the employment laws in the jurisdiction in which I am employed or the terms of my employment agreement, if any); the Company shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my participation in the Plan (including whether I may still be considered to be actively employed while on a leave of absence); and
(j)unless otherwise agreed with the Company, the grant of the option and any shares of Common Stock acquired under the Plan, and their income and value, are not consideration for, or in connection with, any service I may provide as a director of a Parent or Subsidiary of the Company.
5.Data Privacy. I consent to the collection, use and transfer, in electronic or other form, of my personal data as described in the Subscription Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and its Designated Companies for the exclusive purpose of implementing, administering and managing my participation in the Plan.

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I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home and email address and telephone number, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options granted under the Plan or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in my favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
I understand that Data will be transferred to the Company's designated broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that a recipient’s country of operation (e.g., the United States) may have different data privacy laws and protections than my country. I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, the Company's designated broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand, I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or career with the Company or the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me options under the Plan or other equity awards, or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.
6.No Advice Regarding Grant. I understand that the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Plan, or my acquisition or sale of the underlying shares of Common Stock. I understand that I should consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
7.Language. If I have received the Subscription Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
8.Venue. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant of options under the Plan or the Subscription Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the U.S. for the Northern District of California, and no other courts, where this option grant is made and/or to be performed.
9.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
10.Severability. The provisions of the Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

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11.Imposition of other Requirements. The Company reserves the right to modify the Plan and to impose other requirements on my participation in the Plan, on the option and on any shares of Common Stock purchased under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. I agree to be bound by such modifications regardless of whether notice is given to me of such event, subject, in any case, to my right to withdrawal from participation in the Plan. I further agree to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
12.Waiver. I acknowledge that a waiver by the Company of breach of any provision of the Subscription Agreement shall not operate or be construed as a waiver of any other provision of the Subscription Agreement, or of any subsequent breach by me or any other Participant.

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APPENDIX B
FORESCOUT TECHNOLOGIES, INC.
2017 EMPLOYEE STOCK PURCHASE PLAN
COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
Terms and Conditions
I understand that this Appendix B includes additional terms and conditions that govern the options to purchase shares of Common Stock granted to me under the Plan if I work in one of the countries listed below. If I am a citizen or resident of a country other than the one in which I am currently working (or if I am considered as such for local law purposes), or if I transfer employment to another country after enrolling in the Plan, I acknowledge and agree that the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to me.
Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the ForeScout Technologies, Inc. 2017 Employee Stock Purchase Plan or Appendix A to the Subscription Agreement.
Notifications
I understand that this Appendix B also includes information regarding securities laws, exchange controls and certain other issues of which I should be aware with respect to my participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2015. Such laws are often complex and change frequently. As a result, I understand that the Company recommends that I not rely on the information in this Appendix B as the only source of information relating to the consequences of my participation in the Plan because the information included herein may be out of date at the time that I exercise my option and purchase shares of Common Stock under the Plan or subsequently sell such shares.
In addition, I understand that the information contained herein is general in nature and may not apply to my particular situation and the Company is not in a position to assure me of any particular result. Accordingly, I acknowledge that I am advised to seek appropriate professional advice as to how the relevant laws in my country may apply to my situation.
Finally, if I am a citizen or resident of a country other than the one in which I am currently residing and/or working, transfer residence and or employment after the option is awarded, or am considered a resident of another country for local law purposes, the information in this Appendix B may not apply to me in the same manner.
AUSTRALIA
Notifications
Securities Law Information. The option grant is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of options to Australian resident employees, which is being provided to the Participant with this Agreement.
AUSTRIA
There are no country-specific provisions.

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CANADA
Terms and Conditions
Labor Law Acknowledgement. This provision replaces the acknowledgement contained in paragraph 4(i) of Appendix A to the Subscription Agreement:
In the event of the termination of my status as an Eligible Employee (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), my right to participate in the Plan and any options granted to me under the Plan, if any, will terminate effective as of the date that is the earlier of: (i) the date that my employment with the Company or the Employer is terminated; (ii) the date that I receive written notice of termination of my employment from the Company or the Employer (regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); or (iii) the date that I am no longer actively employed by the Company or any of its Designated Companies, with such date being determined by the Company in its sole discretion.
The following terms and conditions apply if the Participant resides in Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Subscription Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressément souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements paragraph 5 of Appendix A to the Subscription Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent or Subsidiary, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee or service file.
Notifications
Securities Law Information. The sale or other disposal of shares of Common Stock acquired under the Plan may not take place within Canada. The Participant should consult with a personal legal advisor before selling shares of Common Stock.
FRANCE
Terms and Conditions
Payroll Deduction Authorization. The following is a translation of paragraphs 2 and 3 of the Subscription Agreement:
Autorisation de retenues salariales. Ce qui suit est une traduction des paragraphes 2 et 3 du Contrat de Souscription :
J’autorise par la présente que des retenues d’un montant de_____% soient effectuées sur ma rémunération le jour de chaque versement (de 0 à 15%) pendant la Période de Participation, conformément aux conditions du Plan. (Attention : les pourcentages de déduction partiels ne sont pas autorisés).

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Je reconnais que lesdites déductions salariales seront cumulées pour l’acquisition d’Actions Ordinaires au Prix d’Acquisition prévu par le Plan. Je reconnais que si je ne me retire pas pendant la Période de Participation, les déductions salariales seront automatiquement utilisées pour lever mon option et acquérir des Actions Ordinaires conformément aux conditions du Plan.
English Language Consent. By electing to participate in the Plan and submitting the Subscription Agreement, I confirm that I have read and understood the documents relating to my participation in the Plan (the Plan and the Subscription Agreement, including Appendix A and this Appendix B), which were provided to me in the English language, and I accept the terms of these documents accordingly.
Consentement Relatif à la Langue Utilisée. En complétant et renvoyant le présent Formulaire de Participation, je confirme avoir lu et compris les documents relatifs à ma participation au Plan qui m’ont été remis en langue anglaise (le Plan, le Formulaire de Participation et les Annexes A et B), et j’en accepte les conditions.
GERMANY
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Form of Contributions. Notwithstanding paragraphs 2 and 3 of the Subscription Agreement, due to restrictions on payroll deductions under Hong Kong law, I acknowledge and agree that I may be required to participate in the Plan by means other than payroll deductions ( e.g., bank wire or check) if the Company, in its discretion, determines that collection of payroll deductions is not permissible or administratively feasible under Hong Kong law.
In this regard and upon notice by the Company or the Employer, I understand and agree that no payroll deductions will be made from my paychecks and that I will be required to make Contributions for the purchase of shares of Common Stock under the Plan by the means set forth in such notice. I further understand and agree that no shares of Common Stock will be purchased on my behalf under the Plan if I fail to submit my Contributions in the manner required by such notice.
Restrictions on Transfer of Shares. The following provision supplements paragraph 3 of the Subscription Agreement:
To the extent the option is exercisable within six months of the start of the Offering Period, I understand that I may not dispose of the shares of Common Stock acquired pursuant to the exercise of the option, or otherwise offer the shares of Common Stock to the public, prior to the six-month anniversary of the start of the Offering Period. Any shares of Common Stock acquired pursuant to the exercise of the option are obtained by me as a personal investment.
Notifications
Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about this document, the Participant should obtain independent professional advice. The option and any shares of Common Stock issued at exercise of the option do not constitute a public offering of securities under Hong Kong law and are available only to Eligible Employees of the Company or of a Designated Company. The Subscription Agreement, including this Appendix, the Plan and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each Eligible Employee and may not be distributed to any other person.

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The Participant should obtain independent professional advice if he or she is in any doubt regarding the contents of the Subscription Agreement, including Appendix A to the Subscription Agreement and this Appendix B, the Plan or any other incidental communication materials distributed to him or her in connection with the Plan.
ISRAEL
Terms and Conditions
Mandatory Sale Restriction. To facilitate compliance with local tax requirements, I agree to the sale of any shares of Common Stock to be issued to me upon exercise of the option should the Company determine that such sale is necessary to comply with a tax withholding obligation. The sale will occur (i) immediately upon exercise, (ii) following my termination of employment, or (iii) within any other time frame as the Company determines to be necessary to comply with local tax requirements. I further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of Common Stock (on my behalf pursuant to this authorization) and I expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. I acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay me the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.
I further agree that any shares of Common Stock to be issued to me shall be deposited directly into an account with the Company’s designated broker. The deposited shares of Common Stock shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all shares of Common Stock issued to me under the Plan, whether or not I continue to be employed by the Company or any Parent, Subsidiary or Affiliate.
Notifications
Securities Law Notification. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from the Participant's local human resources department.
JAPAN
There are no country-specific provisions.
KOREA
1Terms and Conditions
1.1    Power of Attorney. If so requested by the Company or the Employer, I understand that I must print, sign and return the attached Power of Attorney to my local human resources representative in order to participate in the Plan.
1.1.1    Notifications
1.1.2    Exchange Control Information. Korean residents who realize US$500,000 or more in a single transaction from the sale of shares are required to repatriate the proceeds from such sale to Korea within three years of the date of sale.
[Power of Attorney on Following Page]

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POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
That __________________, an employee working for [INSERT ENTITY NAME], a company organized under the laws of the Republic of Korea with principal offices at [INSERT ADDRESS], South Korea, does hereby appoint attorney-in-fact, [INSERT ENTITY NAME], through its duly appointed representative, with full power and authority to do the following:
1.To prepare, execute and file any report/application and all other documents required for implementation of the ForeScout Technologies, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”) in Korea;
2.To take any action that may be necessary or appropriate for implementation of the ESPP with the competent Korean authorities, including but not limited to the transfer of my payroll deductions through a foreign exchange bank; and
3.To constitute and appoint, in its place and stead, and as its substitute, one or more representatives, with power of revocation.
I hereby ratify and confirm as my own act and deed all that such representative may do or cause to be done by virtue of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed in my name this _______ day of _____________, 201_.

By:
(Signature)

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Malaysia
Terms and Conditions
Data Privacy. The following provision replaces paragraph 5 of Appendix A to the Subscription Agreement:
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by the same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all equity awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any shares of Common Stock acquired upon settlement of the option are deposited (the “Designated Broker”). The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to his or her country, which may not give the same level of protection to Data. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing his or her participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third part with whom the Participant may elect to deposit any shares of Common Stock acquired upon exercise of the option.
The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing Darren Milliken, SVP, General Counsel, Corporate Secretary & Corporate Compliance Officer at (408) 393-5160 or darren.milliken@forescout.com. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
Privasi Data. Peruntukan ini menggantikan Seksyen 5 of Appendix A to the Subscription Agreement:
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan antara Majikan dan Syarikat serta Ibu Syarikatnya, dan Anak-Anak

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Syarikatnya ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedahnya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada [ ] atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi melalui penyelesaian Opsyen (“Broker yang Ditetapkan”). Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi Darren Milliken, SVP, General Counsel, Corporate Secretary & Corporate Compliance Officer at (408) 393-5160 or darren.milliken@forescout.com. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications
Director Notification Obligation. If the Participant is director of a Subsidiary in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when the Participant receives or disposes of an interest ( e.g., the option or shares of Common Stock) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Labor Law Policy and Acknowledgment. The following provisions supplement paragraph 4 of Appendix A to the Subscription Agreement:

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By participating in the Plan, I expressly recognize that ForeScout Technologies, Inc., with registered offices at 190 West Tasman Drive, San Jose, California, U.S., is solely responsible for the administration of the Plan and that my participation in the Plan and acquisition of shares of Common Stock does not constitute a relationship as an Employee with the Company since I am participating in the Plan on a wholly commercial basis and my sole Employer is Fore-Scout Technologies S. de R.L. de C.V. (“ForeScout-Mexico”). Based on the foregoing, I expressly recognize that the Plan and the benefits that I may derive from participation in the Plan do not establish any rights between me and the Employer, ForeScout-Mexico, and do not form part of the employment conditions and/or benefits provided by ForeScout-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of my relationship as an Employee.
I further understand that my participation in the Plan is as a result of a unilateral and discretionary decision of the Company. Therefore, the Company reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.
Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and I therefore grant a full and broad release to the Company, the Employer, its Parent or other Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Política de Ley Laboral y Reconocimiento. Participando en el Plan, reconozco expresamente que ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California, U.S., es el único responsable de la administración del Plan y que mi participación en el mismo y la compra de acciones bursátiles no constituye de ninguna manera una relación laboral con la Compañía dado que mi participación en el Plan deriva ,inicamente de una relación comercial y que mi ,inico empleador es Fore-Scout Technologies S. de R.L. de C.V. ("ForeScout-Mexico”). Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar del mismo no establecen ning,in derecho entre el suscrito y mi empleador, ForeScout-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por ForeScout-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de mi trabajo.
Asimismo, entiendo que su participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía. Por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar mi participación en cualquier momento, sin ninguna responsabilidad hacia mi.
Finalmente, manifiesto que no me reservo ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia otorgo un amplio y total finiquito a la Compañía, su casa Matriz, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
NETHERLANDS
Notifications

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SINGAPORE
Terms and Conditions
Form of Contributions. Notwithstanding paragraphs 2 and 3 of the Subscription Agreement, due to restrictions on payroll deductions under Singapore law, I acknowledge and agree that I may be required to participate in the Plan by means other than payroll deductions (e.g., bank wire or check) if the Company, in its discretion, determines that collection of payroll deductions is not permissible or administratively feasible under Singapore law.
In this regard and upon notice by the Company or the Employer, I understand and agree that no payroll deductions will be made from my paychecks and that I will be required to make Contributions for the purchase of shares of Common Stock under the Plan by the means set forth in such notice. I further understand and agree that no shares of Common Stock will be purchased on my behalf under the Plan if I fail to submit my Contributions in the manner required by such notice.
Restrictions on Sale of Shares. The following provision supplements paragraph 3 of the Subscription Agreement:
To the extent the option is exercisable within six months of the start of the Offering Period, I agree not dispose of the shares of Common Stock acquired pursuant to the exercise of the option, or otherwise offer the shares of Common Stock to the public, prior to the six-month anniversary of the start of the Offering Period, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Information. The right to participate in the Plan is being offered to Participants pursuant to the “Qualifying Person” exemption under Section 273(1)(f) of the SFA. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Obligation. If Participant is the chief financial officer ("CEO") or a director, associate director or shadow director of a Parent, Subsidiary or Affiliate of the Company in Singapore, he or she is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events: (i) the acquisition or disposal of an interest ( e.g., options granted under the Plan or shares of Common Stock) in the Company or any Parent, Subsidiary or Affiliate of the Company, (ii) any change in previously-disclosed interests ( e.g., upon exercise of options granted under the Plan), of (iii) becoming a CEO, director, associate director or shadow director of a Parent, Subsidiary or Affiliate of the Company in Singapore, if the Participant holds such an interest at that time.
SPAIN
Labor Law Acknowledgement. The following provision supplements paragraph 4 of Appendix A to the Subscription Agreement:
In accepting the offer of participation, I acknowledge that I consent to participation in the Plan and have received a copy of the Plan.
I understand and agree that, as a condition of the offer of the Plan, the termination of my status as an Eligible Employee for any reason (including for the reasons listed below) will automatically result in the forfeiture and loss of the options that have not been exercised by the date of termination, and that my contributions under the Plan will cease and any remaining payroll deductions be returned to me, without interest, as soon as administratively possible thereafter.
In particular, I understand and agree that the options will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification if my status is terminated prior to exercise by reason of, including, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), individual or

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collective layoff on objective grounds, whether adjudged to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.
Furthermore, I understand that the Company has unilaterally, gratuitously and discretionally decided to offer the Plan to Eligible Employees of the Company and its Designated Companies throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Designated Companies on an ongoing basis. Consequently, I understand that the options are granted on the assumption and condition that the options and the shares of Common Stock issued upon exercise of the options shall not become a part of any employment or contract (either with the Company, the Employer or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever.
Finally, I understand that the offer of participation would not be granted to me but for the assumptions and conditions referred to above; thus, I acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of my options shall be null and void.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the option. The Subscription Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
UNITED KINGDOM
Terms and Conditions
Tax Withholding Acknowledgment. The following provision supplements paragraph 3 of Appendix A to the Subscription Agreement:
I agree that the Employer and/or the Company may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right I may have to recover any overpayment from relevant U.K. tax authorities.
If payment or withholding of any income tax liability arising in connection with my participation in the Plan is not made by me to the Employer within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which the Taxable Event occurs or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), I understand and agree that the amount of any uncollected income tax will constitute a loan owed by me to the Employer, effective on the Due Date. I understand and agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs, it will be immediately due and repayable by me, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in the Plan or paragraph 3 of Appendix A to the Subscription Agreement.
Notwithstanding the foregoing, I understand and agree that if I am a director or an executive officer of the Company (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), I will not be eligible for such a loan to cover the income tax liability. In the event that I am a director or executive officer and the income tax is not collected from or paid by me by the Due Date, I understand that the amount of any uncollected income tax will constitute an additional benefit to me on which additional income tax and National Insurance contributions will be payable. I understand and agree that I will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any National Insurance contributions due on this additional benefit.

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EXHIBIT B
FORESCOUT TECHNOLOGIES, Inc.
2017 EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

The undersigned Participant in the Offering Period of the ForeScout Technologies, Inc. 2017 Employee Stock Purchase Plan (the “Plan”) that began on ____________, 20____ (the “Offering Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be terminated automatically. The undersigned understands that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement. Capitalized terms not otherwise defined herein will have the same meanings as such terms are defined in the Plan.

Name and Address of Participant

Signature:

Date:

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